UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2006

Checkers Drive-In Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-19649

Delaware	58-1654960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4300 West Cypress Street
Suite 600
Tampa, FL	33607
(Address of principal executive offices)	(Zip code)

(813) 283-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported by Checkers Drive-In Restaurants, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 7, 2006, the Company entered into a Letter Agreement dated April 5, 2006 (the “Agreement”) with William J. Hoffman of Trigild International, Inc. as receiver (“Receiver”) appointed with respect to the Assets (as defined below) by order of the United States District Court for the Southern District of New York (the “Court”), and Wells Fargo Bank, National Association, as Special Servicer for LaSalle Bank National Association, as Indenture Trustee for the Holders of the MSDWMC Owner Trust 2000 F-1 Notes, Participating Interests and Owner Trust Certificates (“Lender”). Pursuant to the terms of the Agreement, the Company will purchase certain assets from Lender which are currently held by Lender as collateral to secure certain loan obligations owed to Lender by Titan Holdings, LLC (“Titan”). The assets being purchased include, without limitation, the fixed assets located at sixty-two (62) restaurants previously operated by Titan under three (3) separate franchise agreements with the Company or otherwise subject of the Lender’s security interest, as well as inventory, cash, insurance proceeds and real property (collectively, the “Assets”), as more specifically set forth in the Agreement, a copy of which is included as an exhibit to the Current Report on Form 8-K filed with the SEC on April 7, 2006.

On June 6, 2006, the Court entered an order approving the sale of the Assets to the Company (the “Order”). A copy of the Order is attached as Exhibit 99.1 to this Current Report on Form 8-K. The closing will occur as soon as practicable on a date to be mutually agreed upon by the parties.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

(d) Exhibit No.	Description
99.1	Order Approving Sale of Titan Holdings, LLC’s Assets to Checkers Drive-In Restaurants, Inc., dated June 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkers Drive-In Restaurants, Inc.
(Registrant)

Date: June 12, 2006	By:	/s/ Brian R. Doster
Brian R. Doster Vice President, Corporate Counsel and Secretary